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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pliant Corporation:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the registration statement File No. 333-86532, as amended.


/s/ Arthur Andersen LLP


Chicago, Illinois
April 24, 2002